March 19, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

                             American Skiing Company

We have read Item 4 of American Skiing Company's Form 8-K dated March 13, 1999 and are in agreement with the statements contained therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP